CONVERTIBLE DEBENTURE

PRINCIPAL SUM:  $25,000 USD

FOR VALUE RECEIVED from Thomas Mills (the "INVESTOR"), Thrust Energy Corp. (the "COMPANY") hereby acknowledges itself indebted and promises pay by December 31, 2007, to or to the order of the Investor the sum of $25,000 in lawful money of the United States of America (the "PRINCIPAL") upon presentation and surrender of this Debenture at Company's offices at 807-1050 Burrard Street, Vancouver, British Columbia (or at such other place as the Investor may designate by notice in writing to Company).

1.     CONSIDERATION

The total indebtedness of Company to the Investor hereunder is limited to the amount of the Principal. No interest or other consideration shall be payable on or in respect of the Principal.

2.     CONVERSION

(1) At any time after the date hereof and while the Principal remains payable by Company, the Investor shall have the right to convert all of the Principal owing to it hereunder (as at the date of election to so convert) into fully paid and non-assessable common shares of Company at a conversion rate equal to one common share for each $0.50 USD of Principal hereunder so converted. Such conversion may be effected by Investor signing the Endorsement of Surrender and Notice of Conversion on in this Debenture and delivering a copy of this Debenture to the office of Company.

(2) As promptly as practicable after the surrender of this Debenture for conversion, Company shall issue to the Investor or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable common shares into which the Principal hereunder has been converted.

(3) No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this Debenture. If the conversion of this Debenture would otherwise result in a fractional share, Company shall, in lieu of issuing such fractional share, pay to the Investor an amount equal to the fair market value of the fractional share.

(4) The conversion of this Debenture shall be deemed to have been made at the close of business on the date on which this Debenture is surrendered for conversion, so that the Investor's rights in respect of the converted portion shall terminate at such time, and the person or persons entitled to receive the shares into which this Debenture is converted shall be treated, as between Company and such person or persons, as having become the holder or holders of record of such shares at such time.

(5) If Company at any time subdivides or consolidates the shares issuable upon conversion, the Investor shall thereafter be entitled on conversion to receive the shares to which it was before such subdivision or consolidation entitled, as subdivided or consolidated, and the conversion rate of indebtedness shall be adjusted accordingly. Any such adjustment shall become effective on the date and at the time that such subdivision or consolidation becomes effective.

(6)     In  case  of:

     (a)     any  reclassification or change of shares issuable upon conversion;

     (b) any consolidation, merger or amalgamation of Company with or into another corporation or corporations;

     (c) the sale of the properties and assets of Company substantially as an entirety to any other corporation or corporations followed by a winding-up of Company or a distribution of its assets to the shareholders; or

     (d) the sale of the properties and assets of Company substantially as an entirety to another person or persons in exchange for securities in or of such other person or persons or any affiliate thereof;

the Investor shall have the right thereafter to convert this Debenture into the kind and amount of shares or other securities and property (or the applicable portion thereof) receivable on such reclassification, change, consolidation, merger, amalgamation or sale that the Investor would have been entitled to receive thereupon had the Investor been the registered holder of the number of shares into which this Debenture might have been converted immediately prior thereto. The provisions of this section shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, amalgamations and sales.

3.     PREPAYMENT

Company may, at any time prepay the Principal amount outstanding hereunder without penalty.

4.     NON-NEGOTIABILITY

     This Debenture is not a negotiable instrument and is not transferable or assignable without the consent of Company.

5.     WAIVER

No consent or waiver by the Investor shall be effective unless made in writing and signed by an authorized officer of the Investor.

6.     NOTICE

Any demand, notice or other communication in connection with this Debenture shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee, mailed by registered mail or sent by telefacsimile or other direct written electronic means, charges prepaid, at or to the address or telefacsimile number of the addressee set out opposite its name below or to such other address or addresses, telex or telefacsimile number or numbers as either Company or the Investor may from time to time designate to the other party in such manner.


     In  the  case  of  Company:

                              THRUST ENERGY CORP.
                              807-1050  Burrard  Street
                              Vancouver,  BC
                              V6Z  2S3

                              ATTENTION:  LOU  HILFORD


     In  the  case  of  the  Investor:

                              Thomas  Mills
                              807-1050  Burrard  Street
                              Vancouver,  BC
                              V6Z  2S3


Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a business day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of delivery. Any communication mailed as aforesaid shall be deemed to have been validly and effectively given on the fifth business day following the date of mailing provided that, in the event of an interruption in postal services before such fifth business day, such communication shall be given by one of the other means. Any communication which is transmitted by telefacsimile or other direct written electronic means as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a business day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of transmission.

7.     GOVERNING  LAW

This Debenture shall be interpreted in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF Company has duly executed this Debenture this 22nd day of August, 2005.

                                            THRUST  ENERGY  CORP.



per:                                        /s/ Lou Hilford
                                            Lou  Hilford
                                            Vice-president


                ENDORSEMENT OF SURRENDER AND NOTICE OF CONVERSION

TO:     THRUST  ENERGY  CORP.  (THE  "COMPANY")
        807-1050  BURRARD  STREET
        VANCOUVER,  BC  V6C  2S3

The Investor hereby surrenders to Company this Debenture pursuant to paragraph 2(1) of this Debenture with the intent that, and Investor hereby demands that, the Principal be forthwith converted to shares in the common stock of Company and delivered to Investor in accordance with paragraphs 2(2) of this Debenture.



________________________
Thomas  Mills